Astra To Report Third Quarter Financial Results on November 11, 2021

ALAMEDA, California—October 26, 2021—Astra Space, Inc. (Nasdaq: ASTR) will report financial results for its third quarter ended September 30, 2021, after the market close on Thursday, November 11, 2021.

Astra will host a webcast at 1:30pm PT (4:30pm ET) on Thursday, November 11, 2021, to discuss the results.

The news release containing the financial results and a link to the webcast will be accessible at Astra’s Investor Relations website (https://investor.astra.com/investor-relations). A replay of the webcast will also be available on Astra’s Investor Relations website.

About Astra

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Astra’s first flight to space was within 4 years of its inception, making it the fastest company to reach space. Visit www.astra.com to learn more about Astra.

Safe Harbor Statement

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Investor Contact:

Dane Lewis

investors@astra.com

Press Contact:

Kati Dahm

kati@astra.com